                                                                     Exhibit 4.2

                              [FORM OF GLOBAL NOTE]

                          [Form of Face of Global Note]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SIERRA PACIFIC RESOURCES (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) FOR SO LONG AS THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

                                       1-1

INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND CONTINUES TO BE EFFECTIVE AT THE TIME OF TRANSFER OR (E) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSES (C) OR (E) ABOVE, SUCH TRANSFER IS SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSE D ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                                       1-2

                            SIERRA PACIFIC RESOURCES
                        7.25% Convertible Notes due 2010

No.: 1                                                  CUSIP: 826428 AE 4
Issue Date:                                             ISIN: US826428AE48

         SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on February 14, 2010.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

                                      1-3

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: February __, 2003                        SIERRA PACIFIC RESOURCES

                                                By_____________________________
                                                  Name:
                                                  Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture (as defined on the other side of this Note).

By_____________________________
     Authorized Signatory

                                      1-4

                         [Form of Reverse Side of Note]

                         7.25% Convertible Note due 2010

1.       Cash Interest.

         The Company promises to pay interest in cash on the principal amount of this Note at the rate per annum of 7.25%. The Company will pay cash interest semiannually in arrears on February 14 and August 14 of each year (each an "Interest Payment Date") to Holders of record at the close of business on January 31 and July 31 (whether or not a business day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In accordance with the terms of the Registration Rights Agreement, during the first 90 days following the day on which an Event (as defined in the Registration Rights Agreement) has occurred and is continuing, the Interest Rate borne by the Notes shall be increased by 0.25% to 7.5% per annum. From and after the 91st day following the day on which an Event has occurred and such Event is continuing, the Interest Rate borne by the Notes shall be increased by an additional 0.25% to 7.75% per annum. In no event shall the Interest Rate borne by the Notes exceed 7.75% per annum. Any amount of additional interest will be payable in cash semiannually, in arrears, on each Interest Payment Date and will cease to accrue on the date the Event is cured. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

         The Holder of this Note is entitled to the benefits of the Pledge Agreement, dated February 14, 2003, between the Company and The Bank of New York (the "Trustee"), pursuant to which the Company has placed in the Pledge Account cash or Pledged Financial Assets sufficient to provide for the payment of the first five interest payments (up to and including the interest payment due on August 14, 2005) on this Note. The terms capitalized but undefined in this paragraph have the meanings given to them in the Pledge Agreement.

2.       Payment of Additional Interest Amounts.

In the event the Company declares a dividend on its Common Stock, the Company shall pay to each Holder of record as of the record date for such dividend an amount equal to the product of (i) such per share dividend declared by the Company multiplied by (ii) the number of shares of Common Stock such Holder would possess had such Holder converted its Notes into a number of shares of Common Stock equal to the Conversion Rate as of the record date for such dividend (each such payment an "Additional Interest Amount and, collectively the "Additional Interest Amounts"); provided, however, that such amount shall not be due and no payment with respect thereto shall be made with respect to the Notes unless such dividend is paid to holders of Common Stock. The payment date for an Additional Interest Amount shall be the same as the

                                       1-5
payment date for the dividend to which the Additional Interest Amount relates. Holders of Notes shall not be entitled to receive any Additional Interest Amount with respect to any dividend that causes an adjustment to the Conversion Rate.

3.       Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note to a Paying Agent. In respect of Redemption Prices and Change of Control Repurchase Prices, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A holder of Notes with an aggregate principal amount in excess of $10,000,000 will be paid by wire transfer in immediately available funds at the election of such holder. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

4.       Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, and Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

5.       Indenture.

         The Company issued the Notes under an Indenture dated as of February 14, 2003 (the Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

         The Notes are general unsecured obligations of the Company (except as provided in Article 12 of the Indenture) limited to $300,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

6.       Redemption of the Notes at the Option of the Company.

At any time on or after February 14, 2008, the Company may redeem the Notes in whole at any time or in part from time to time upon not less than 30 nor more than 60 days' notice, at the following prices (expressed in percentages of the principal amount) together with accrued but unpaid interest to, but excluding, the date fixed for redemption. However, if a redemption date is

                                       1-6
any interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holder of record as of the relevant record date and the redemption price shall not include such interest payment.

         During the twelve months commencing February 14 of the years set forth below:

                       Year                                   Redemption Price
                       ----                                   ----------------
2008.....................................................          102.1%

2009.....................................................          101.0%

         If the Company does not redeem all the Notes, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot or on a pro rata basis. If any Notes are to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a Holder's Notes is selected for partial redemption and the Holder converts a portion of its Notes, the converted portion will be deemed to be taken from the portion selected for redemption.

         No sinking fund is provided for the Notes.

7.       Repurchase by the Company at the Option of the Holder.

If a Change of Control occurs, the Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase the Notes (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such repurchase is at least equal to $1,000) at the Change of Control Repurchase Price in cash, plus any interest accrued and unpaid to, but excluding, the Change of Control Repurchase Date.

A Change of Control Repurchase Notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

Holders have the right to withdraw any Change of Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

8.       Notice of Redemption.

         Notice of redemption will be mailed not less than 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Notes or portions thereof. Notes in denominations

                                       1-7
         larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

9.       Conversion.

The Notes will not be convertible prior to August 14, 2003. At any time on or after August 14, 2003, subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into a combination of cash and duly authorized, fully paid and nonassessable shares of Common Stock (or, in the event that the Shareholder Approval Condition described in the Indenture shall have been satisfied and the Company so elects, entirely into shares of Common Stock) as provided in the Indenture. Such conversion right shall expire at the close of business on February 14, 2010.

The "Conversion Rate" shall initially be 219.1637 and shall be adjusted in certain instances as provided in the Indenture. The "Share Payment Component" shall initially be 76.7073 and shall be subject to adjustment in the same manner and under the same circumstances as the Conversion Rate, subject to any limitation under applicable rules of the New York Stock Exchange.

         The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.

         To convert a Note, a Holder must (1) complete and sign the conversion notice below (or complete and sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note duly signed and endorsed to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax or payment detailed below, if required.

         Notes surrendered for conversion, other than those called for redemption pursuant to paragraph 6 above, during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (including any Liquidated Damages Amounts or Additional Interest Amounts that would be due and payable on such Interest Payment Date) to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. No such payment will be required if the Notes are called for redemption pursuant to paragraph 6 above.

10.      Conversion Arrangement on Call for Redemption.

         Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes

                                       1-8
         from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Trustee in trust for such Holders.

11.      Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed), (ii) any Notes in respect of which a Change of Control Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or (iii) any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

12.      Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.      Unclaimed Money or Notes.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and
(ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15.      Defaults and Remedies.

Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise; (2) the Company fails to pay an installment of interest (including Liquidated Damages Amounts and Additional Interest Amounts, if any) on any of the Notes that continues for 30 days after the date when due, provided that a failure to make or provide for the

                                       1-9
payment of any of the first five scheduled interest payments on the Notes within 3 Business Days after an Interest Payment Date will constitute an Event of Default with no additional grace or cure period; (3) the Company fails to (A) deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note, or (B) make payment of the Cash Payment Component when such cash is required to be delivered upon conversion of a Note, and, in each case, that failure continues for 10 days after the relevant delivery date; (4) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (5) (A) the Company or any Significant Subsidiary fails to pay at maturity (after giving effect to any applicable grace period) any Indebtedness in an aggregate principal amount in excess of $10 million or (B) any of the Company's Indebtedness, or Indebtedness of any Significant Subsidiary, aggregating $10 million or more shall have been accelerated and declared due and payable prior to the scheduled maturity thereof, and such acceleration is not rescinded or annulled within a 30-day period after the date of such acceleration; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; and
(7) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, prior to the termination thereof in accordance with Section 18 of the Pledge Agreement. If an Event of Default (other than an Event of Default specified in clause (6) above) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

16.      Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on,

                                      1-10
in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.      Authentication.

This Note shall not be valid until an authorized signatory of the Trustee signs the Trustee's Certificate of Authentication on the other side of this Note.

19.      Abbreviations.

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      GOVERNING LAW.

THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type.

                                      1-11

              ASSIGNMENT FORM                                      CONVERSION NOTICE
To assign this Note, fill in the form below:           To convert this Note into Common Stock of
                                                       the Company, check the box:
I or we assign and transfer this Note to
                                                       To convert only part of this Note, state the
______________________________________________         principal amount to be converted (which
______________________________________________         must be $1,000 or an integral multiple of
                                                       $1000):
(Insert assignee's social security or tax ID
no.)                                                   $________________________

______________________________________________         If you want the stock certificate made out in
                                                       another person's name, fill in the form
______________________________________________         below:

______________________________________________         _____________________________________________
(Print or type assignee's name, address and
zip code)                                              _____________________________________________
                                                       (Insert other person's social security or tax
and irrevocably appoint                                ID no.)

_____________________ agent to transfer                _____________________________________________
this Note on the books of the Company. The
agent may substitute another to act for him.           _____________________________________________

                                                       _____________________________________________

                                                       _____________________________________________
                                                       (Print or type other person's name, address
                                                       and zip code)

________________________________________________________________________________

Date: ______________________  Your Signature: __________________________________

________________________________________________________________________________
       (Sign exactly as your name appears on the other side of this Note)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      1-12

                       [Form of Face of Certificated Note]

         THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SIERRA PACIFIC RESOURCES (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) FOR SO LONG AS THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE,
(D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND CONTINUES TO BE EFFECTIVE AT THE TIME OF TRANSFER OR (E) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSES (C) OR (E) ABOVE, SUCH TRANSFER IS SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN PURSUANT TO CLAUSE D ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

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

                            SIERRA PACIFIC RESOURCES
                        7.25% Convertible Notes due 2010

No.:                                                            CUSIP:
Issue Date:

         SIERRA PACIFIC RESOURCES, a Nevada corporation (the "Company"), promises to pay to Cede & Co. or registered assigns, the principal sum of ___________ DOLLARS ($___________) on February 14, 2010.

         This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated:

                                                 SIERRA PACIFIC RESOURCES

                                                 By_____________________________
                                                   Name:
                                                   Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this
is one of the Notes referred
to in the within-mentioned Indenture (as defined on the other side of this Note).

By_____________________________
     Authorized Signatory

Dated: ____________________

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